UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 5, 2008
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

During the period from April 29, 2008 until May 9, 2008, Millennium Cell Inc. (the “Company”), issued a total of 11,482,146 shares of its common stock to holders of the Company’s Unsecured Convertible Debentures Due February 16, 2010 (the “2007 Debentures”) upon such holders’ conversion of an aggregate principal amount of $678,700 of such debentures. The table below sets forth the conversion dates, shares of common stock issued, and the principal amount of 2007 Debentures converted during this period.

Conversion Date	Shares of Common Stock Issued	Principal Amount of 2007 Debentures Converted ($)
April 29, 2008	746,787	59,220
April 30, 2008	1,095,400	83,360
May 1, 2008	288,000	20,510
May 5, 2008	2,273,588	150,000
May 5, 2008	757,863	50,000
May 5, 2008	95,058	6,270
May 6, 2008	277,742	16,860
May 7, 2008	358,422	20,000
May 7, 2008	1,567,811	87,480
May 8, 2008	393,700	20,000
May 8, 2008	961,538	45,000
May 9, 2008	427,350	20,000
May 9, 2008	1,168,224	50,000

The issuance of shares upon the conversions described above were issued to existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such conversions. Accordingly, the issuance of such shares of common stock was made pursuant to an exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the securities exchange act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2008
Millennium Cell Inc.
By:	/s/	John D. Giolli
Name:		John D. Giolli, CPA
Title:		Chief Financial Officer